UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 17, 2021

Splunk Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Brannan Street

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(415) 848-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SPLK	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Splunk Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on June 17, 2021. The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal 1: Election of Class III Directors

Name of Director	For	Against	Abstain	Broker Non-Votes
Sara Baack	115,406,842	4,477,696	73,994	17,366,437
Sean Boyle	119,390,325	489,452	78,755	17,366,437
Douglas Merritt	119,143,625	765,160	49,747	17,366,437
Graham Smith	116,716,418	3,168,573	73,541	17,366,437

Sara Baack, Sean Boyle, Douglas Merritt and Graham Smith were duly elected as Class III directors.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending January 31, 2022

For	Against	Abstain
136,773,679	496,738	54,552

The Company’s stockholders approved PricewaterhouseCoopers LLP, independent registered public accountants, to audit the Company’s financial statements for the fiscal year ending January 31, 2022, as disclosed in the proxy statement relating to the Annual Meeting.

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Votes
41,855,101	77,997,001	106,430	17,366,437

The Company’s stockholders did not approve Proposal 3, a non-binding advisory vote concerning the compensation of the named executive officers as disclosed in the proxy statement relating to the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Splunk Inc.

By:	/s/ Jason E. Child
Jason E. Child Senior Vice President and Chief Financial Officer

Date: June 18, 2021